  Exhibit 99.1

Fusion Receives Notification of Deficiency from Nasdaq

Related to Delayed Filing of Annual Report on Form 10-K

NEW YORK, NY – April 10, 2019 – Fusion (Nasdaq: FSNN) received, on April 4, 2019, a standard notice from Nasdaq stating that, as a result of not having timely filed its annual report on Form 10-K for the year ended December 31, 2018, Fusion is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission. This notice has no immediate effect on the listing or trading of Fusion’s common stock on the Nasdaq Global Market.

Under Nasdaq’s listing rules, Fusion has 60 calendar days from the date of the notice, or until June 3, 2019, to submit a plan to regain compliance. If the plan is accepted by Nasdaq, Fusion can be granted up to 180 calendar days from the Form 10-K's due date, or until September 30, 2019, to regain compliance. Fusion expects to submit a plan to regain compliance or file its Form 10-K within the timeline prescribed by Nasdaq.

About Fusion

Fusion, a leading provider of integrated cloud solutions to small, medium and large businesses, is the industry's Single Source for the Cloud(R). Fusion's advanced, proprietary cloud services platform enables the integration of leading edge solutions in the cloud, including cloud communications, contact center, cloud connectivity, and cloud computing. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability, and speed of deployment. For more information, please visit www.fusionconnect.com.

Forward Looking Statements

Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and may sometimes be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements.

Fusion Contact

Brian Coyne
1-212-201-2404
bcoyne@fusionconnect.com